Exhibit 10.3

WAIVER OF PARTICIPATION IN
THE SPIN-OFF TRANSACTION

THIS WAIVER (this “Waiver Agreement”), is made effective as of September 18, 2018 by and among Cleartronic, Inc., a Florida corporation (“Cleartronic”), VoiceInterop, Inc., a Florida corporation (“VoiceInterop”) and Collabria LLC, a Florida corporation.(“Collabria”).

WHEREAS, Cleartronic is considering the proposed spin-off of VoiceInterop, its wholly-owned subsidiary in a registered spin-off transaction (“Spin-Off”);

WHEREAS, Collabria LLC, a Florida corporation waives its rights to any common shares that would be received in the spin-off transaction as described in the registration statement filed with the Securities and Exchange commission;

NOW THEREFORE, in consideration of the above and for due and valuable consideration, the receipt of which is hereby acknowledged, the undersigned do hereby acknowledge, agree and consent to the following:

1.

Recitals.  The recitals set forth above are incorporated into this Agreement.

2.

Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between such parties with respect thereto.

3.

Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first set forth above.

CLEARTRONIC, INC. a Florida corporation
By: /s/ Larry M. Reid Its: President

VOICEINTEROP, INC. a Florida corporation By: /s/Larry M. Reid Its: President
Collabria LLC a Florida corporation
/s/ Michael M. Moore Michael M. Moore Its: MGMR - CEO

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